FOR IMMEDIATE RELEASE

Contacts:
Jack Yeo for iPCS Burson-Marsteller 312-596-3530	Pete Holland Horizon PCS 740-772-8547

iPCS AND HORIZON PCS ANNOUNCE MERGER OF EQUALS

Combined Company will be second largest wireless Affiliate of Sprint in terms of
Covered POPs with 11.2 million Covered POPs and will have 432,000 subscribers

Conference call and webcast planned for 9:00 a.m. Eastern time today to discuss merger

SCHAUMBURG, IL, and CHILLICOTHE, OH, (MARCH 17, 2005) – iPCS, Inc. (Pink Sheets: IPCX) and Horizon PCS, Inc. (Pink Sheets: HZPS), both wireless Affiliates of Sprint, today announced that their respective boards of directors have approved, and the parties have executed, a definitive agreement under which Horizon PCS will merge with and into iPCS, Inc.

     Under the terms of the merger agreement, Horizon PCS stockholders will receive 0.7725 iPCS shares for each share of Horizon PCS common stock they hold, subject to adjustment. After closing, iPCS stockholders will own approximately 57.5% of the combined company’s shares and Horizon PCS stockholders will own approximately 42.5% of the shares. In addition to its existing $165 million 11 1/2% senior notes due 2012, iPCS will become the obligor of Horizon PCS’ $125 million 11 3/8% senior notes due 2012, such that, on a pro forma basis, the combined company will have a total of $290 million in senior notes. The transaction is expected to close during the summer of 2005. The transaction is subject to customary regulatory review, approval by Sprint, approval of the stockholders of both iPCS and Horizon PCS, and other customary closing conditions.

     The board of directors of the combined company will consist of seven directors, three from iPCS, three from Horizon PCS, and Timothy Yager, who will also continue as president and chief executive officer of the combined company. Robert Katz, the current lead director of Horizon PCS and associated with its largest shareholder, will become chairman of the combined company’s board of directors. Alan Morse, currently the chief operating officer of Horizon PCS, will become chief operating officer of the combined company. Stebbins Chandor, iPCS’ executive vice president of operations and chief financial officer, will remain as the company’s executive vice president and chief financial officer. The combined company’s headquarters will be in Schaumburg, Illinois.

     Mr. Yager said, “The merger will create the second largest wireless Affiliate of Sprint in terms of covered POPs and third largest in terms of subscribers and will serve to improve the company’s profile with Sprint today and in the future. We believe that the combined company will have one of the strongest balance sheets among the Sprint Affiliates and a substantial cash position. The combined company’s relatively low market penetration of 3.9% suggests higher growth opportunities in the near-term relative to our industry peers. We look forward to consummating this merger and continuing to grow the combined company.”

     Mr. William McKell, president and chief executive officer of Horizon PCS, added, “Several factors make this a compelling transaction for creating shareholder value. First, the combined company will have a market capitalization of approximately $500 million resulting in better access to the capital markets which should provide increased liquidity for stockholders of both companies. Second, by combining two companies of relatively equal size and similar business operations, the new company will be able to realize synergies in a number of operating and administrative areas. Third, the combined company will benefit operationally and financially because of Horizon PCS’ newly signed price simplification agreement with Sprint PCS. Finally, I would like to thank the employees of Horizon PCS who have accomplished so much over the past year. Their hard work has positioned the company well for this merger, which is a great next step for the company and its stockholders.”

     iPCS and Horizon PCS will hold a joint conference call on Thursday, March 17, 2005 at 9:00 am eastern time (8:00 am central) to discuss this transaction. Participating in the call will be Timothy Yager, president and chief executive officer of iPCS, Pete Holland, chief financial officer of Horizon PCS, Alan Morse, chief operating officer of Horizon PCS and Steb Chandor, executive vice president of operations and chief financial officer of iPCS.

     To listen to the call, dial 1-800-435-1261 at least five minutes before the conference call begins using a pass code of 83062433. Those calling in from international locations should dial 1-617-614-4076 and use the same pass code. A replay of the call will be available later in the day. To access the replay, dial 1-888-286-8010 using a pass code of 71751415. To access the replay from international locations, dial 1-617-801-6888 and use the same pass code. The call will be webcast and can be accessed at the Investor Relations page of the iPCS website at www.ipcswirelessinc.com where the related powerpoint presentation can also be accessed. Replay of the webcast and the call will be available through midnight March 24, 2005.

     iPCS’ financial advisor is Bear, Stearns & Co. Inc. and its legal advisor is Mayer, Brown, Rowe & Maw LLP. Horizon PCS’ financial advisor is Lehman Brothers and its legal advisor is Akin Gump Strauss Hauer & Feld LLP.

About iPCS, Inc.

     iPCS is the wireless Affiliate of Sprint with the exclusive right to sell wireless mobility communications, network products and services under the Sprint brand in 40 markets in Illinois, Michigan, Iowa and eastern Nebraska with approximately 7.8 million residents. The territory includes key markets such as Grand Rapids, Michigan, Champaign-Urbana and Springfield, Illinois, and the Quad Cities of Illinois and Iowa. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit the company’s website at www.ipcswirelessinc.com.

About Horizon PCS, Inc.

     Horizon PCS is a wireless Affiliate of Sprint with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand to a total population of approximately 7.4 million in portions of eleven contiguous states. Its markets are located between Sprint’s Chicago, New York and Knoxville markets and connect or are adjacent to twelve major Sprint markets. As a wireless Affiliate of Sprint, Horizon markets wireless mobile communications network products and services under the Sprint and Sprint PCS brand names. Horizon PCS is headquartered in Chillicothe, Ohio. For more information, please visit Horizon PCS’ website at www.horizonpcs.com.

About Sprint

     Sprint offers an extensive range of innovative communication products and solutions, including global IP, wireless, local and multiproduct bundles. A Fortune 100 company with more than $27 billion in annual revenues in 2004, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States’ first nationwide all-digital, fiber-optic network; an award-winning Tier 1 Internet backbone; and one of the largest 100-percent digital, nationwide wireless networks in the United States. For more information, visit www.sprint.com/mr.

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Forward Looking Statements and Other Information

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, (1) statements about the benefits of the proposed merger between iPCS, Inc. (“iPCS”) and Horizon PCS, Inc. (“Horizon PCS”), including future financial and operating results; (2) statements with respect to iPCS’ plans, objectives, expectations and intentions and other statements that are not historical facts; and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. Such statements are based upon the current beliefs and expectations of iPCS’ and Horizon PCS’ management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the businesses of iPCS and Horizon PCS may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected combination benefits from the iPCS/Horizon PCS transaction may not be fully realized or realized within the expected time frame; (3) the failure of iPCS or Horizon PCS stockholders to approve the merger and/or the failure to obtain approvals from regulators or other groups; (4) disruption from the merger making it more difficult to maintain relationships with Sprint, subscribers, employees, dealers or suppliers; (5) iPCS’ and Horizon PCS’ dependence on their affiliation with Sprint; (6) shifts in populations or network focus; (7) changes or advances in technology or difficulties in implementing the iPCS and Horizon PCS Nortel equipment swaps; (8) changes in Sprint’s national service plans or fee structure with iPCS or Horizon PCS; (9) change in population; (10) difficulties in network construction; (11) increased competition in iPCS’ or Horizon PCS’ markets; (12) adverse changes in financial position, condition or results of operations; (13) the inability to open the number of new stores and to expand the co-dealer network as planned; and (14) changes in Sprint’s affiliation strategy as a result of the proposed Sprint/Nextel merger or any other merger involving Sprint. Additional factors that could cause iPCS’ and Horizon PCS’ results to differ materially from those described in the forward-looking statements can be found in the 2004 Annual Report on Form 10-K and in the Quarterly Report on Form 10-Q of iPCS and in the Form S-4 Registration Statement of Horizon PCS, in each case, as filed or to be filed with the Securities and Exchange Commission (the “Commission”) and available at the Commission’s internet site (http://www.sec.gov). The forward-looking statements in this document speak only as of the date of the document, and iPCS and Horizon PCS assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about iPCS and Horizon PCS, without charge, at the Commission’s internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the Commission of iPCS and Horizon PCS can also be obtained without charge, when they become available, by directing a request to iPCS, Inc., 1901 N. Roselle Road, Suite 500, Schaumburg, IL 60195, Attention: Ed Quatmann; or Horizon PCS, Inc., 68 E. Main Street, Chillicothe, OH 45601, Attention: Pete Holland.

The respective directors and executive officers of iPCS and Horizon PCS and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding iPCS’ directors and executive officers is available in the Annual Report on Form 10-K filed with the Commission by iPCS on December 29, 2004, and information regarding Horizon PCS’ directors and executive officers will be available in the Form S-4 registration statement and periodic reports to be filed with the Commission by Horizon PCS. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the Commission when they become available.

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